UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

SHUMATE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(936) 539-9533

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On August 29, 2008, we and our wholly owned subsidiary Shumate Machine Works, Inc., a Texas corporation (“Machine Works”).entered into an asset purchase agreement (the “Purchase Agreement”) with American International Industries, Inc., a Nevada corporation (“Purchaser”) pursuant to which Purchaser agreed to acquire substantially all of the assets and assume certain liabilities of Machine Works. The Purchase Price to be paid by Purchaser will be $5,000,000 plus assumption of certain assumed liabilities. The Purchase Price will be payable as follows: (a) Purchaser shall pay $5,000,000 by either (i) federal wire transfer; (ii) assumption of our term notes with Stillwater National Bank and Trust Company in an amount not to exceed $5,000,000 or (iii) a combination of (i) and (ii) totaling $5,000,000 and (b) execution by Purchaser of the Liability Undertaking regarding the assumed liabilities at the Closing.

The Purchase Agreement also contains a purchase price adjustment whereby if the Assumed Liabilities exceed the accounts receivable, inventory, cash and pre-paid assets (otherwise known as “Negative Working Capital”), then we will issue Purchaser that number of shares of Common Stock equal to the Negative Working Capital up to a maximum of $700,000 of Common Stock (based on the market price of our Common Stock on the Closing Date of determination, provided that such price shall not exceed $0.40).

The transaction is subject to certain closing conditions, including receipt by Purchaser from Stillwater National Bank and Trust Company of (i) adequate financing to perform all of its obligations under the Purchase Agreement and the transactions contemplated thereby, including, without limitation, the payment of the Purchase Price; (ii) a new term note, amending and restating the Assumed Stillwater Notes, in an amount equal to $5,000,000 and (iii) a revolving credit facility in an amount equal to $1,000,000.

We expect to close this acquisition on or about October 1, 2008.

The paragraphs above describe certain of the material terms of the Purchase Agreement. Such description is not a complete description of the material terms of the Purchase Agreement and is qualified in its entirety by reference to the agreements entered into in connection therewith which are included as exhibits to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

10.1        Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: September 5, 2008	By: /s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President